KIRKPATRICK & LOCKHART LLP
                         1800 MASSACHUSETTS AVENUE, N.W.
                                    2ND FLOOR
                           WASHINGTON, D.C. 20036-1800






                                November 3, 1997




Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street, N.W.
Washington, D.C. 20549

      Re: The Dreyfus/Laurel Funds, Inc.-- Post-Effective Amendment No. 55 (File Nos. 33-16338 and 811-5270)
            Counsel's Representation Pursuant To Rule 485(B)(4)
            ---------------------------------------------------

Dear Sir or Madam:

      In my capacity as counsel to The Dreyfus/Laurel Funds, Inc. (the "Registrant"), I have reviewed Post-Effective Amendment No. 55 to the Registrant's Registration Statement on Form N-1A. It is intended that Post-Effective Amendment No. 55, which is being transmitted currently herewith, will become effective immediately upon filing pursuant to Rule 485(b) under the Securities Act of 1933, as amended. In my view, the amendment does not contain any disclosures that would render it ineligible to become effective pursuant to Rule 485(b).

                                          Very truly yours,

                                          /s/ Thomas M. Leahey

                                          Thomas M. Leahey